Exhibit 10 (w)

                                                                       Execution
                                                                            Copy


                          AMENDMENT TO CREDIT AGREEMENT
                         (Term Loan A Credit Agreement)


     Amendment to Credit Agreement (the "Amendment") dated as of August 30, 1995 among (i) PIONEER FINANCIAL SERVICES, INC., a Delaware corporation (the "Company"), and (ii) AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO ("ANB"), FIRSTAR BANK MILWAUKEE, N.A. ("Firstar"), LASALLE NATIONAL BANK ("LaSalle") and BANK ONE, ROCKFORD, NA ("Bank One") (ANB, Firstar, LaSalle and Bank One collectively referred to as the "Banks" and individually as a "Bank").

                                 R E C I T A L S

     WHEREAS, the Company, ANB, Firstar and Bank One have heretofore entered into a Credit Agreement dated as of March 22, 1995 (the "Term Loan A Credit Agreement"), pursuant to which, among other things, ANB, Firstar and Bank One agreed, upon the terms and subject to the conditions set forth therein, to make Loans (as defined in the Term Loan A Credit Agreement) to the Company;

     WHEREAS, immediately prior to the execution and delivery of this Amendment, ANB and LaSalle have entered into that certain Assignment and Assumption Agreement dated as of the date hereof (the "Assignment Agreement") pursuant to which, among other things, ANB has sold and assigned to LaSalle, and LaSalle has purchased and assumed from ANB, an interest in the Loan (as such term is defined in the Term Loan A Credit Agreement) made by ANB to the Company in an amount equal to $3,714,285.71 and a corresponding portion of all rights and obligations of ANB under the Term Loan A Credit Agreement;

     WHEREAS, pursuant to the Assignment Agreement, LaSalle has become a party to the Term Loan A Credit Agreement and, to the extent of the interest assigned pursuant to the Assignment Agreement, has all the rights and obligations of a Bank under the Term Loan A Credit Agreement as if it were an original signatory thereto;

     WHEREAS,  contemporaneously  with  the   execution  and  delivery  of  this
Amendment, the Company and the Banks have entered into that certain Credit Agreement dated as of the date hereof (the "Term B Credit Agreement") pursuant to which, among other things, the Banks agreed, upon the terms and subject to the conditions set forth therein, to make additional term loans to the Company in an aggregate principal amount of $11,100,000;

     WHEREAS, the Company and the Banks desire to amend certain provisions of the Term Loan A Credit Agreement;

     NOW THEREFORE, in consideration of the premises and the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     Section 1. Definitions, Ratification, References. Unless otherwise specifically defined herein, each term used herein that is defined in the Term Loan A Credit Agreement shall have the meaning assigned to such term in the Term Loan A Credit Agreement. Except as amended and supplemented hereby, all of the terms of the Term Loan A Credit Agreement shall remain and continue in full force and effect and are hereby confirmed in all respects. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Term Loan A Credit Agreement shall from and after the date of this Amendment refer to the Term Loan A Credit Agreement as amended by this Amendment.

     Section 2.     Amendments to the Term Loan A Credit Agreement.

     2.1 The following definitions that appears in Section 1 of the Term Loan A Credit Agreement are amended in their entirety to read as follows:

          "`Authorized Officer' means the Chairman, the President, any Executive Vice President, the Treasurer, any Vice President or any other officer of the Company that are designated as authorized officers pursuant to a resolution of the Board of Directors or the Executive Committee of the Board of Directors of the Company (each Bank shall be entitled to rely on such resolution until revoked or amended in writing by the Company).

          "Available Cash Flow" means, with respect to the Company, for any period, the net income of all Subsidiaries of the Company other than Insurance Subsidiaries for such period, and shall include, without limitation, the net income of Network Air Medical Systems, Inc.,
     Association Management Corporation, Design Benefit Plans, Inc., Administrators Service Corporation, and National Health Services, Inc. for such period.

          "Commitment Percentage" means, as to any Bank, the percentage equivalent at the time of determination of the outstanding principal amount of such Bank's Loan divided by the aggregate outstanding principal amount of all Loans."

          "Indebtedness" means, as of any date, all indebtedness, obligations or other liabilities of the Company and its Subsidiaries as of such date (i) for borrowed money, (ii) evidenced by bonds, debentures, notes or other similar instruments for borrowed money, or
     (iii) pursuant to any guarantee of any indebtedness, obligations or other liabilities of any other Person of the type described in clauses
     (i) or (ii); provided, however, that (a) the amounts set forth in clauses (i), (ii) and (iii) shall not be double counted and shall relate only to amounts actually owed or otherwise outstanding as of such date and (b) Indebtedness shall not include indebtedness, obligations or other liabilities of the Company to any Subsidiary or indebtedness, obligations or other liabilities of any Subsidiary to the Company or another Subsidiary.

          "Majority Banks" means at any time a group of Banks then holding at least 51% of the then aggregate unpaid principal amount of the Notes."

          "Net Worth" means, with respect to the Company, as at the time any determination thereof is made, the consolidated shareholders' equity, including common stock, additional paid-in capital, retained earnings, and net unrealized gains and losses, but excluding any increase or decrease in the Company's "available for sale investment portfolio" (as calculated in accordance with GAAP) since June 30, 1995.

          "Permitted Liens" means (i) purchase money security interests hereinafter incurred in connection with the acquisition of assets or property; (ii) Liens for taxes, assessments or governmental charges or levies on property of the Company if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and as to which the Company shall have set aside on its books such reserves as are required by GAAP with respect to any such taxes, assessments or other governmental charges; (iii) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens, which arise in the ordinary course of business with respect to obligations not yet due or being contested in good faith by appropriate proceedings and as to which the Company shall have set aside on its books such reserves as are required by GAAP with respect to any such Liens; (iv) Liens arising out of pledges or deposits under insurance laws, worker's compensation laws, unemployment insurance, old age pensions, or other Social Security or retirement benefits, or similar legislation; (v) Liens consisting of mortgages, deeds of trust, liens or security interests on any interest of the Company as sublessor under any sublease of property which solely secure obligations of the Company as the lessee of such property and extensions or renewals thereof; and (vi) Liens consisting of mortgages, deeds of trust or similar encumbrances that may be incurred by the Company or an Insurance Subsidiary of the Company in connection with the Company's or such Insurance Subsidiary's purchase or refinancing of the building and property located at 1750 Golf Road, Schaumburg, Illinois; provided, however, that promptly after the creation of any Lien of the type referred to in this subsection (vi), the Company shall provide to the Banks written notice of the creation of such Lien, describing the amount of the obligation secured thereby and the properties and assets subject to such Lien.

          "Unrestricted Subsidiary Indebtedness" means, as of any date, for any Unrestricted Subsidiary, all indebtedness, obligations or other liabilities of such Unrestricted Subsidiary and its Subsidiaries as of such date (i) for borrowed money, (ii) evidenced by bonds, debentures, notes or other similar instruments for borrowed money, or
     (iii) pursuant to any guarantee of any indebtedness, obligations or other liabilities of any other Person of the type described in clauses
     (i) or (ii); provided, however, that  the amounts set forth in clauses
     (i), (ii) and (iii) shall not be double counted and shall relate only to amounts actually owed or otherwise outstanding as of such date."

     2.2 The following definition is added to Section 1 of the Term Loan A Credit Agreement:

          "`Term Loan B Credit Agreement' means that certain Credit Agreement dated as of August 30, 1995 between the Company and the Banks, as the same may be amended, supplemented or otherwise modified from time to time."

     2.3 Section 4.4 of the Term Loan A Credit Agreement is amended in its entirety to read as follows:

          "SECTION 4.4 Computation of Interest. All computations of interest in respect of the Base Rate, LIBOR and the CD Rate shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. Interest shall accrue during each period during which interest is computed from and including the first day thereof to but excluding the last day thereof."

     2.4 Section 7.7 of the Term Loan A Credit Agreement is amended by deleting the term "$65,000,000" that appears in such Section and inserting in lieu thereof the term "$112,000,000".

     2.5 Section 7.9 of the Term Loan A Credit Agreement is amended by deleting the phrase "pursuant to Section 7.16" that appears in such Section.

     2.6 Section 9.1(a) of the Term Loan A Credit Agreement is amended in its entirety to read as follows:

          "(a) Nonpayment of the Loans. Default in the payment when due of the principal of or interest on the Loans, or the payment when due or any fees or any other amounts payable by the Company hereunder and continuance of such default for five (5) Business Days after the applicable due date, or default in the payment when due of the principal of or interest on any loan made under the Revolving Credit Agreement or the Term Loan B Credit Agreement, or the payment when due of any fees or any other amounts payable by the Company under the Revolving Credit Agreement or the Term Loan B Credit Agreement, and continuance of such default beyond the applicable grace period as set forth in the Revolving Credit Agreement or the Term Loan B Credit Agreement, as the case may be."

     2.7 The parties acknowledge the assignment and assumption of a portion of an interest in the Loan (as such term is defined in the Term Loan A Credit Agreement) made by ANB to the Company and a corresponding portion of all rights and obligations of ANB under the Term Loan A Credit Agreement to LaSalle pursuant to the Assignment Agreement and acknowledge that the outstanding principal amount of each Loan and each Bank's Commitment Percentage is as set forth opposite such Bank's name below:

                             Outstanding Principal
          Bank           Amount of Such Bank's Loan    Commitment Percentage

          ANB                 $4,642,857.14            33.333333%
          Firstar             $3,714,285.71            26.666667%
          LaSalle             $3,714,285.71            26.666667%
          Bank One            $1,857,142.85            13.333333%

     Section 3. Effectiveness. This Amendment shall become effective as of the date hereof upon the execution and delivery of this Amendment.

     Section 4. Representations and Warranties. Each of the representations and warranties made by the Company in Section 6 of the Term Loan A Credit Agreement is true and correct as of the date hereof with the same effect as though made on the date hereof (except to the extent that such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date).

     Section 5. No Default. No Event of Default, or event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default, has occurred and is continuing.

     Section 6.     Governing Law.   This  Amendment shall  be  governed by  and
interpreted in accordance with the laws of the State of Illinois, without regard to its conflicts of laws rules.

     Section 7.     Headings.    Section   headings  herein  are  included   for
convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

     Section 8. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute only one agreement.


     IN WITNESS WHEREOF, the Company and each Bank have caused this Amendment to be executed and delivered as of day and year first above written.


THE COMPANY:                       PIONEER FINANCIAL SERVICES, INC.


                                   By:

                                   Title:



THE BANKS:                         AMERICAN NATIONAL BANK AND TRUST
                                     COMPANY OF CHICAGO


                                   By:

                                        Vice President

                                   FIRSTAR BANK MILWAUKEE, N.A.


                                   By:

                                   Title:


                                   LASALLE NATIONAL BANK


                                   By:

                                   Title:


                                   BANK ONE, ROCKFORD, NA


                                   By:

                                   Title: